UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 14, 2015
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
To align with the Company’s ongoing expense reduction initiatives, D. Mark Durcan, the Company’s Chief Executive Officer and a member of its Board of Directors, requested a voluntary and temporary base salary reduction. In light of Mr. Durcan's request, on October 14, 2015 the Compensation Committee of the Company’s Board of Directors reduced Mr. Durcan’s annual base salary by 50% to $525,000, effective as of October 18, 2015.
On October 14, 2015, the Compensation Committee of the Company’s Board of Directors agreed to amend the severance agreements in place with certain of the Company’s executive officers including its Chief Executive Officer, President, Chief Financial Officer and other Named Executive Officers, to provide that severance benefits received pursuant to the agreement shall not be based on salary levels that have been temporarily reduced as part of cost saving efforts undertaken by the Company. The form of Amendment No. 1 to the Severance Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Severance Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 16, 2015	By:	/s/ Ernie Maddock
		Name:	Ernie Maddock
		Title:	Chief Financial Officer and Vice President, Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 14, 2015

Exhibit	Description
10.1	Form of Amendment No. 1 to Severance Agreement